PARTNERSHIP AGREEMENT

(draft)

Between

RWE SCHOTT Solar GmbH “RSS”

Carl-Zeiss Strasse 4, 63755 Alzenau – Germany

represented by Michael Harre, Managing Director and Dr. Ralf Peters, Managing Director

and

SES Societe d’Energie Solaire SA “SES”

route de Saint-Julien 129, 1228 Plan-les-Ouates – Switzerland

represented by Mr. Alfred Stalder, President

Preamble

RSS is planning to enter into a solar technology partnership with SES.

The purpose of the partnership is to provide long-term support to SES for all its activities relating to the production of modules using RSS solar cells and the implementation of photovoltaic projects.

In order to be able to serve the local Swiss markets and offer added value to the financial customers, the production headquarters must be in Geneva.

Partnership

RSS will deliver solar cells to SES at competitive prices. Prices will be set so as to allow SES to produce modules for a sale price of 3.00 euros / Wp, if SES can laminate the modules at competitive costs.

The target volume for this commercial relationship will be 1 MW per year. Terms and conditions (prices, payment, timeline) are to be established.

In addition to supplying solar cells, RSS will also be available as a consultant in connection with the marketing of the photovoltaic modules.

Advertising

RSS agrees that

•	the name “RWE SCHOTT Solar” will be used in advertising material written to demonstrate the quality of the solar cells used in the photovoltaic modules,
•	SES’s stationary (letterhead, etc.) will say “Partner of RWE SCHOTT Solar”,
•	the photovoltaic modules developed will be labeled “manufactured by SES – Made in Switzerland”.

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Commercial exchanges

With regard to its photovoltaic projects, SES will have access to all the standard modules available from RSS and will have guaranteed regional representation for “western Switzerland” (French-speaking Switzerland).

Exclusivity contract

SES and RSS will sign a representation contract for “western Switzerland” (French-speaking Switzerland) by which RSS will agree to respect the exclusive commercial rights granted to SES.

This commercial agreement is aimed at achieving sales in the order of around 250 kWp of RSS modules per year.

Duration

This agreement comes into force when it is signed by SES and RSS, and it will be valid as of December 31, 2004. The agreement may be extended if SES and RSS confirm this extension with a contract.

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